Exhibit 99.1

EMRISE
NEWS	CORPORATION

611 Industrial Way
Eatontown, NJ 07724
(732) 389-0355 • (732) 460-0214
www.emrise.com

FOR IMMEDIATE RELEASE

CONTACT:
EMRISE Corporation	Allen & Caron, Inc
John Donovan	Rene Caron (investors)
Chief Financial Officer	Len Hall (media)
(732) 387-5790	(949) 474-4300
jdonovan@emrise.com	rene@allencaron.com
len@allencaron.com

EMRISE CORPORATION ANNOUNCES DATE FOR ANNUAL STOCKHOLDERS MEETING; SIGNS AGREEMENT TO EXTEND SENIOR DEBT MATURITY DATE

Stockholders to Vote on Approval of Sale of Advanced Control Components;

Eatontown, NJ (August 4, 2010) — EMRISE CORPORATION (NYSE Arca:ERI), a multi-national manufacturer of defense, aerospace and industrial electronic devices and communications equipment, today announced that its Annual Meeting of Stockholders will be held at 11:30 A.M. Eastern Time on Monday, August 30, 2010, at the Staybridge Suites in Eatontown, NJ.   EMRISE also announced today that it has signed an agreement with its principal lender to extend the maturity date of the Company’s term and revolving debt from July 31, 2010 to August 31, 2010.

The Company’s Board of Directors has set the close of business on July 30, 2010 as the record date for determining those stockholders entitled to vote at the 2010 annual meeting. Only holders of EMRISE common stock at the close of business on the record date are entitled to vote at the meeting.  Stockholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring a legal proxy with them.

Stockholders will be asked to consider and vote on the following important proposals:

1.     To approve and adopt the Stock Purchase Agreement (the “Purchase Agreement”), dated as of June 7, 2010, by and among Aeroflex Incorporated (the “Buyer”) and EMRISE Electronics Corporation (the “Seller”) relating to the sale of all of the issued and outstanding shares of common stock of Advanced Control Components, Inc. (“ACC”) and all of the issued and outstanding shares of common stock of Custom Components, Inc. (“CCI”), an 80% owner of ACC.

2.     To elect Laurence P. Finnegan, Jr. as a Class II director to serve a three-year term on the Company’s Board of Directors.

3.     To consider and vote upon a proposal to ratify the selection of BDO USA, LLP, our independent registered public accountant, to audit our consolidated financial statements for 2010.

4.     To approve the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Purchase Agreement.

5.     To transact such other business as may properly come before the meeting.

EMRISE Chairman and Chief Executive Officer Carmine T. Oliva said “Subsequent to the Securities and Exchange Commission providing its no further comment letter, we filed the definitive proxy materials this morning.  Assuming the stockholders vote to approve the sale of ACC and all other closing conditions are met, we will close the transaction to sell ACC on or about August 31, 2010, and pay off a large majority of our debt.  We will then focus on executing our strategy to expand the Company and enhance stockholder value that we described in our June 15 news release.”

Update to Status of Sale of ACC

On August 3, 2010, EMRISE filed the definitive proxy materials, having completed the comment process with the Securities and Exchange Commission on July 28, 2010, only 26 days from the filing of the complete preliminary proxy materials with the SEC on July 2, 2010.  Additionally, under the terms of the binding stock purchase agreement announced on June 7, 2010, pursuant to which EMRISE agreed to sell ACC to Plainview, NY-based Aeroflex Incorporated, the clause allowing for cancellation of the agreement without cause by either party became effective on August 1, 2010.

The Closing of the ACC transaction is subject to stockholder approval, no cancellation of the stock purchase agreement by EMRISE or the buyer of ACC, compliance with the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., with respect to its New Jersey Properties, obtaining the consent of the Company’s senior lender and the former shareholders of ACC, (both of which have been received), and other customary closing conditions.  The closing of the Transaction will satisfy the final milestone under the Company’s credit agreement with its senior lender.  Although the company believes it will be successful in meeting the closing conditions described above, no assurances can be made in this regard.

Important Information for Investors and Stockholders

In connection with the proposed sale of ACC, the Company has filed a definitive proxy statement with the SEC. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

The definitive proxy statement and other relative materials will be mailed to all registered stockholders of record who owned shares as of July 30, 2011.  Investors and stockholders may obtain free copies of the proxy statement and other documents filed by the Company, when available, at the SEC’s web site at http://www.sec.gov or at the Company’s web site at http://www.emrise.com. The proxy statement and such other documents may also be obtained, when available, at no cost from the Company by directing such request to EMRISE Corporation, 611 Industrial Way, Eatontown, New Jersey 07724, Attention: Secretary, or by telephone at (732) 389-0355.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information concerning the interests of those persons will be set forth in the Company’s proxy statement relating to the 2010 annual meeting of stockholders when it becomes available.

Investor Meetings

Upon completing and filing the definitive proxy statement with the SEC, EMRISE will be conducting one-on-one and small-group, in-person and conference-call meetings with interested stockholders to discuss the sale of ACC and the Company’s strategy and business plans going forward. To participate in one of these in-person or conference-call meetings, please contact Nathan Abler of Allen & Caron at 1-800-452-1346, extension 202.

About EMRISE Corporation

EMRISE designs, manufactures and markets electronic devices, sub-systems and equipment for aerospace, defense, industrial and communications markets. EMRISE products perform key functions such as power supply and power conversion; radio frequency (RF) and microwave signal processing; and network access and timing and synchronization of communications networks. The use of its network products in network timing and synchronization in edge networks is a primary growth driver for the Company’s Communications Equipment business segment. The use of its power supplies, RF and microwave signal processing devices and subsystems in on-board in-flight entertainment and communications systems is a primary growth driver for the Company’s Electronic Devices business segment. EMRISE serves customers in North America, Europe and Asia through operations in the United States, England and France. The Company has built a worldwide base of customers throughout the U.S., Europe and Asia. For more information go to www.emrise.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, certain matters discussed in this press release including ability to hold its annual meeting on August 30, 2010, the ability to obtain the required stockholder approval to conclude the sale of ACC by August 31st, or at all, the continued effectiveness of the stock purchase agreement and/or the ability to meet all other closing conditions to sell ACC, closing the sale transaction by August 31, 2010 or at all, the ability to pay down a large majority of debt, obtaining an extension from the Company’s senior lender beyond August 31, 2010, if needed, expanding the company and enhancing stockholder value, are all forward looking statements within the meaning of the Private Securities Litigation Reform Act.  The actual future results of EMRISE could differ from those statements.  Factors that could cause or contribute to such differences include, but are not limited to, whether the Company can obtain stockholder approval for the Transaction on a timely basis or at all, whether the buyer of ACC will choose to terminate the stock purchase agreement before closing, whether the Company can successfully negotiate any further needed extensions to its credit facility with its lender, if needed, unforeseen factors that might prevent the closing even if stockholder approval is obtained, the ability to complete additional strategic initiatives, the terms, conditions and timing of such events, whether such events will result in the ability of EMRISE to eliminate a large majority of its debt; whether these efforts will result in increasing value for its stockholders and other stakeholders; unforeseen technical issues, unforeseen changes in customer demand, unforeseen delays in receipt of materials from our vendors, inability of our products to meet customer specifications, changes in the economic, industry or political climate that may negatively impact demand for our future products. The Company refers you to those factors contained in the “Risk Factors” Section of EMRISE’s Form 10-K for the year ended December 31, 2009, Form 10-Q for the quarterly period ended March 31, 2010, its Current Reports on Form 8-K filed in recent months, and other EMRISE filings with the SEC.

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